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                                                   Registration No. 333-94847

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM F-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

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UNITED DOMINION INDUSTRIES LIMITED          Canada              98-0125322
   (Exact name of registrant as        (State or other       (I.R.S. Employer
specified in its charter--guarantor    jurisdiction of    Identification Number)
  of guaranteed debt securities)       incorporation or
                                         organization)

  UNITED DOMINION HOLDINGS, INC.           Delaware              56-2013566
   (Exact name of registrant as        (State or other       (I.R.S. Employer
specified in its charter--guarantor    jurisdiction of    Identification Number)
  of guaranteed debt securities)       incorporation or
                                         organization)

 UNITED DOMINION INDUSTRIES, INC.          Delaware              98-0013789
   (Exact name of registrant as        (State or other       (I.R.S. Employer
specified in its charter--guarantor    jurisdiction of    Identification Number)
  of guaranteed debt securities)       incorporation or
                                         organization)

                           2300 One First Union Center
                            301 South College Street
                      Charlotte, North Carolina 28202-6039
                                 (704) 347-6800
   (Address and telephone number of registrants' principal executive offices)

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                                Richard L. Magee
                       United Dominion Industries Limited
                           2300 One First Union Center
                            301 South College Street
                      Charlotte, North Carolina 28202-6039
                                 (704) 347-6800
            (Name, address and telephone number of agent for service)

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                                  With Copy To:

                                Stephen M. Lynch
                        Robinson, Bradshaw & Hinson, P.A.
                       101 North Tryon Street, Suite 1900
                         Charlotte, North Carolina 28246
                                 (704) 377-8355

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.


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         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ] ____________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                   DEREGISTRATION OF UNISSUED DEBT SECURITIES

         Pursuant to this Post-Effective Amendment No. 1 to its Registration Statement on Form F-3 (file No. 333-94847) filed with the Securities and Exchange Commission on January 18, 2000 (the "Registration Statement"), United Dominion Industries Limited, United Dominion Holdings, Inc. and United Dominion Industries, Inc. (the "Registrants") deregister up to $200,000,000 aggregate principal amount of the Registrants' debt securities that were previously registered pursuant to Rule 415 under the Securities Act of 1933. The debt securities being deregistered, which constitute all of the securities the offer and sale of which were registered by the Registration Statement, were not sold by the Registrants in the period during which the Registrants agreed to keep the Registration Statement effective.

         In accordance with the undertakings contained in Part II of the Registration Statement, the Registrants hereby remove from registration the offer and sale of all of the debt securities in the principal amount of $200,000,000 covered by the Registration Statement.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on March 19, 2001.

                          UNITED DOMINION INDUSTRIES LIMITED


                          By:  /s/ William Dries
                               -------------------------------------------------
                               William Dries
                               Senior Vice President and Chief Financial Officer


                          By:  /s/ Richard L. Magee
                               -------------------------------------------------
                               Richard L. Magee
                               Senior Vice President and Secretary



                          UNITED DOMINION HOLDINGS, INC.


                          By:  /s/ William Dries
                               -------------------------------------------------
                               William Dries
                               Senior Vice President and Chief Financial Officer


                          By:  /s/ Richard L. Magee
                               -------------------------------------------------
                               Richard L. Magee
                               Senior Vice President and Secretary



                          UNITED DOMINION INDUSTRIES, INC.


                          By:  /s/ William Dries
                               -------------------------------------------------
                               William Dries
                               Senior Vice President and Chief Financial Officer


                          By:  /s/ Richard L. Magee
                               -------------------------------------------------
                               Richard L. Magee
                               Senior Vice President and Secretary




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